Exhibit 10.2

FIRST AMENDMENT

TO

AMENDED AND RESTATED REVOLVING NOTE

FROM

THE J. JILL GROUP, INC.

TO

CITIZENS BANK OF MASSACHUSETTS

                This First Amendment to Amended and Restated Revolving Note from The J. Jill Group, Inc. to Citizens Bank of Massachusetts is dated as of September 30, 2004.

W I T N E S S E T H:

                Reference is made to that certain Amended and Restated Revolving Note dated as of June 26, 2003 from The J. Jill Group, Inc. to Citizens Bank of Massachusetts in the face amount of Twenty-Seven Million Dollars ($27,000,000) (the “REVOLVING NOTE”).

                NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the REVOLVING NOTE is hereby amended by deleting the date “June 1, 2005” set forth in the second paragraph of the REVOLVING NOTE and substituting therefor the words “the Termination Date.”

                Except as modified hereby, the REVOLVING NOTE remains in full force and effect and is hereby confirmed and republished.

                EXECUTED as an instrument under seal as of September 30, 2004.

THE J. JILL GROUP, INC.

By:	/s/ Olga L. Conley
Name:	Olga L. Conley
Title:	EVP/CFO

CITIZENS BANK OF MASSACHUSETTS

By:	/s/ Lori B. Leeth
Name:	Lori B. Leeth
Title:	Senior Vice President